Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Saker Aviation Services, Inc.

New York, New York

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-235477) of our report dated April 17, 2023, relating to the consolidated financial statements of Saker Aviation Services, Inc. and Subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Kronick Kalada Berdy & Co. P.C.

Kingston, Pennsylvania

April 17, 2023